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                                                                   EXHIBIT 10.45

                                                                  EXECUTION COPY

                           SECOND AMENDED AND RESTATED
                         RECEIVABLES PURCHASE AGREEMENT

This SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (the "Agreement"), dated as of February 11, 2003, by and among (1) EOTT Energy Operating Limited Partnership (the "Seller"), a limited partnership organized under the laws of Delaware, (2) Standard Chartered Trade Services Corporation ("SCTSC"), a company organized under the laws of the State of Delaware, and (3) STANDARD CHARTERED BANK, as collateral agent for SCTSC (the "Collateral Agent"), hereby modifying that certain Amended and Restated Receivables Purchase Agreement, dated as of October 18, 2002, by and among the Seller, SCTSC and the Collateral Agent (the "Prior Agreement").

WHEREAS, the Seller is engaged in the sale of certain goods ("Goods") to Koch Supply and Trading, L.P. (f/k/a Koch Petroleum Group L.P.) (the "Buyer") (as indicated in Appendix "A"); and

WHEREAS, pursuant to the Prior Agreement, SCTSC purchased from the Seller certain receivables which are payable by the Buyer on March 20, 2003 and April 21, 2003 (the "Existing Receivables"); and

WHEREAS, the sales of Goods by the Seller to the Buyer will give rise to receivable(s) (which, together with the Existing Receivables, shall constitute "Qualified Receivable(s)") which are current and evidenced by Pro-Forma Invoice(s) and Final Invoice(s) (as defined below in Section 1.A) and title documents, as may be required by SCTSC, and in form and content acceptable to SCTSC, such as transport documents, pipeline tickets, receipts and/or nominations and truck or marine bills of lading; and

WHEREAS, the payment of such Qualified Receivable(s) shall be due to the Seller on due dates which apply to each of the Qualified Receivable(s); and

WHEREAS, the Seller has requested that SCTSC purchase from the Seller, from time to time, all of its rights, title and interest in Qualified Receivable(s), up to the Maximum Commitment (as defined below), in accordance with the terms and conditions set forth in this Agreement which include recourse back to the Seller in the circumstances outlined below;

WHEREAS, the Buyer will remit payment, in accordance with instructions provided by the Seller, as per Appendix "B", to Standard Chartered Bank, New York Branch, for the EOTT Account (as defined below), with value on the due date of each Invoice (as defined below). The due date of each Invoice shall be referred to hereafter as an "Invoice Due Date";

WHEREAS, each of the Seller and SCTSC wishes to continue the Prior Agreement by extending the Maturity Date (as defined in the Prior Agreement) and amend certain other provisions of the Prior Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, the Seller and SCTSC do hereby agree as follows:

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1.       Transaction Origination

         A.       Initiation of each Transaction

                  From time to time, the Seller will cause copies of the pro-forma and/or the final invoices to the Buyer (each an "Invoice" or, as the context may require, a "Pro-Forma Invoice" or a "Final Invoice") and the relevant title documents, as may be required by nominations, truck bill(s) of lading, marine bill(s) of lading or any other title document as may be acceptable to SCTSC, to be delivered to SCTSC by courier, which Invoices shall contain information required by SCTSC, including a description of the Goods, their quantity, type, value and other relevant terms and conditions. Payment terms on the Seller's Invoices will be for a period not to exceed fifty two (52) days from the date of the Seller's Pro-Forma Invoice. A Final Invoice will substitute each Pro-Forma Invoice within a forty-nine (49) day period of time from the date the Pro-Forma Invoice was issued. The Final Invoice is the invoice issued by the Seller to the Buyer, subsequent to the Pro-Forma Invoice which indicates the total amount of Goods actually delivered to the Buyer within an agreed period of time and the amount due for payment on the Invoice Due Date. The Invoice Due Date shall be on the twentieth (20th) day of each month (or, if such day is not a Business Day and (x) falls on a Saturday, the next preceding Business Day, or (y) does not fall on a Saturday, the next succeeding Business Day). The aggregate amount outstanding for all Qualified Receivable(s) as of the Effective Date (as defined below) shall not exceed One Hundred Million U.S. Dollars ($100,000,000) (the "Maximum Commitment").

         B.       SCTSC Notice of Qualified Receivable(s)

                  SCTSC may accept the Seller's Transaction Confirmation in the form of Appendix "C-1", annexed, if the Goods and terms covering the Qualified Receivable(s) are acceptable to SCTSC and if it appears to SCTSC that all conditions set forth in this Agreement have been met. SCTSC shall evidence any such acceptance by returning a copy of the Seller's Transaction Confirmation marked "Accepted on (date) by (signature)" by telefax to the Seller.

         C.       Commitment to Purchase

                  If at the time the Seller proposes that SCTSC purchase any Qualified Receivable(s), the following conditions have all been satisfied, SCTSC will purchase any such Qualified Receivable(s):

                  (i) all conditions precedent to Extensions of Credit under the Letter of Credit Agreement (as defined below) shall be satisfied or waived by the LC Agent;

                  (ii) all other conditions precedent herein shall be satisfied or waived by SCTSC;

                  (iii) each of the representations and warranties of the Seller contained in this Agreement or in any document or instrument delivered pursuant to or in

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                           connection with this Agreement shall be true as of
                           the time which they were made and shall also be true at and as of the time the Seller proposes that SCTSC purchase any Qualified Receivable(s), with the same effect as if made at and as of that time (except to the extent that such representations and warranties relate expressly to an earlier date); and

                  (iv) no Event of Seller Default shall have occurred and be continuing.

                  As used herein, "Letter of Credit Agreement" means that certain Letter of Credit Agreement, dated as of the date hereof, by and among the Seller, EOTT Energy Canada Limited Partnership ("EOTT Canada"), EOTT Energy Liquids, L.P. ("EOTT Liquids"), EOTT Energy Pipeline Limited Partnership ("EOTT Pipeline"), EOTT Energy LLC ("EOTT LLC"), EOTT Energy General Partner, L.L.C. ("EOTT GP"), Standard Chartered Bank, as Collateral Agent, LC Agent, and LC Issuer, and the other banks and financial institutions party thereto from time to time. Capitalized terms used and not defined herein have the meanings given to them in the Letter of Credit Agreement.

         D.       Payment to the Seller by SCTSC

                  (i) Upon purchase of any Qualified Receivable(s), SCTSC shall pay to the Seller an amount equal to 90% of the aggregate face value of such Qualified Receivable(s) indicated on the applicable Pro-Forma Invoice (the "Purchase Price") less the Discount Fee, handling fees and any other fees or expenses owing to SCTSC as described in Section 2 of this Agreement. Within forty-nine (49) days after the Seller's issuance of the Pro-Forma Invoice, the Seller will issue its corresponding Final Invoice to the Buyer. Each Final Invoice will replace the corresponding Pro-Forma Invoice. As a condition precedent for SCTSC's payment, the Seller hereby sells, assigns and transfers over to SCTSC its entire title and interest in and right to receive payment for each Qualified Receivable, all contract rights with respect thereto and all of the Seller's rights to the Goods and property represented thereby.

                  (ii) From time to time, to the extent, if any, that the Maximum Commitment exceeds 90% of the aggregate amount due for payment on the applicable Invoice Due Date for all Qualified Receivable(s), the Seller shall be entitled to post a Letter of Credit (subject to applicability of availability restrictions in the Letter of Credit Agreement) in a stated amount equal to such excess amount for the benefit of SCTSC. Such Letter of Credit shall have an expiry date no earlier than one month from the date of issuance and shall be in form and substance satisfactory to SCTSC. Upon receipt of such Letter of Credit, SCTSC shall pay to the Seller an amount equal to 100% of the stated amount of such Letter of Credit (the "Additional Purchase") less the Discount Fee and any other fees or expenses owing to SCTSC as described in Section 2 of this Agreement (without duplication of the fees or expenses referred to in Section 1.C(i) above).

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         E.       Payment to SCTSC by the Buyer

                  With respect of each Qualified Receivable, the Buyer will be required to remit payment for the full amount of the Final Invoice, in accordance with instructions provided by the Seller as per Appendix "B" and as per each Final Invoice, to Standard Chartered Bank, New York Branch (the "Bank"), ABA Number 026002561, for the account of EOTT Energy Operating Limited Partnership, Account No. 3582-058757-001, Attention:
                  Mr. Allan Matamis (the "EOTT Account"). The EOTT Account will be subject to a Blocked Account Agreement under which the Seller authorizes the Bank to remit such funds credited to the EOTT Account, from time to time to Standard Chartered Bank, New York Branch, ABA Number 026002561, for the account of Standard Chartered Trade Services Corporation, Account No. 3582-088476-001, Attention: Mr. Allan Matamis (the "SCTSC Account") in order to repay SCTSC for the Purchase Price of such Qualified Receivable and any fees, costs, expenses and other amounts owing to SCTSC pursuant to this Agreement in respect of such Qualified Receivable.

                  The balance remaining in the SCTSC Account shall be applied as follows:

                  (1) Provided that no Event of Seller Default has occurred and is continuing upon receipt of such funds in the SCTSC Account, SCTSC shall promptly remit such balance to the Collateral Agent; and

                  (2) In the event that an Event of Seller Default has occurred and is continuing upon receipt of such funds in the SCTSC Account, SCTSC shall retain such balance until the Termination Date, and at any time prior thereto, may apply such balance to cover any amounts due and owing to SCTSC under
                  (a) this Agreement, with respect to any other Qualified Receivables, and (b) the Crude Oil Purchase Agreement. Upon the Termination Date, after application of all amounts owing to SCTSC pursuant to this Agreement, SCTSC shall promptly remit to the Collateral Agent any remaining balance in the SCTSC Account.

2.       Fees and Interest

         A.       Extension Fee

                  On the date hereof, the Seller will pay SCTSC a non-refundable extension fee in an amount equal to one percent (1.0%) multiplied by (a) $100,000,000 and (b) a ratio (i) the numerator of which is the number of days measured from the Effective Date until the date immediately prior to the Initial Maturity Date and (ii) the denominator of which is 365 days.

         B.       Handling Fee

                  The Seller shall pay to SCTSC a handling fee ("Handling Fee") on all Qualified Receivable(s) purchased by SCTSC hereunder in a flat amount of Five Hundred U.S. Dollars ($500), on each of the Seller's Pro-Forma Invoices purchased by

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                  SCTSC. Such Handling Fee shall be deducted from any payment due to the Seller.

         C.       Discount Fee

                  The Seller agrees to pay SCTSC a discount fee (the "Discount Fee") on (i) the outstanding Qualified Receivable(s) purchased and (ii) the Additional Purchase, in each case calculated at the applicable LIBOR (defined below) plus the Applicable Margin. As used herein, "Applicable Margin" shall mean, if the Maturity Date is on the Initial Maturity Date, three percent (3.0%) per annum, and if the Maturity Date is extended pursuant to Section 8.C below, seven percent (7.0%) per annum. As used herein, "Initial Maturity Date" shall the date which is six (6) calendar months after the Effective Date.

                  The Discount Fee due by the Seller to SCTSC shall be calculated as follows: (x) with respect to the outstanding Qualified Receivable(s) purchased, on the aggregate Purchase Price of the Qualified Receivable(s) purchased by SCTSC from the date payment was made to the Seller to the Invoice Due Date, and (y) with respect to the Additional Purchase, on the stated amount of the applicable Letters of Credit, in each case calculated on the basis of a 360 day year and paid on the actual number of days elapsed. SCTSC will deduct the applicable Discount Fee from its payment due to the Seller, plus any and all other fees and incidental expenses incurred or anticipated by SCTSC (including, without limitation, legal and other fees) in obtaining payment from the Buyer. The Discount Fee as specified above will apply until (A) the Invoice Due Date for the Qualified Receivable(s) purchased and
                  (B) the expiry date for the Letters of Credit supporting the Additional Purchases, as applicable.

                  LIBOR is defined as the rate per annum at which deposits in US Dollars for the period comparable to the period from the date SCTSC is to make payment to the Seller to the date payment is due to SCTSC from the Buyer are offered to SCTSC by the Bank, as quoted at 11:00 a.m. New York time, for value two (2) Business Days (as defined herein) prior to the date when payment is made by SCTSC to the Seller, provided, however, that if the Bank cannot offer SCTSC a LIBOR rate calculated as set forth above, the Seller agrees that the LIBOR rate shall be defined as such other rate as the Bank shall determine as its cost of funds.

                  As used herein, "Business Day" shall mean a day on which SCTSC and commercial banks are open for business in New York, New York.

         D.       Excess Costs

                  Any Qualified Receivable(s) not paid on the Invoice Due Date by Buyer shall be subject to a penalty, payable by the Seller within one Business Day following demand, to cover any excess costs incurred by SCTSC as a result of any delay in the Buyer making payment by the Invoice Due Date. The Seller shall have the responsibility of collecting such excess costs from the Buyer. The Seller hereby assigns and transfers to SCTSC all such amounts the Seller shall receive from the

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                  Buyer in coverage of such excess costs. The Seller shall set the penalty rate for such excess costs, but it shall be no less than the Bank's applicable overnight Reference Rate in effect from time to time plus a margin of (i) if the Maturity Date is on the Initial Maturity Date, two percent (2.0%) per annum and (ii) if the Maturity Date is extended pursuant to
                  Section 8.C below, six percent (6.0%) per annum. Such penalty rate shall be based on the face amount of the Final Invoice from the Invoice Due Date until full repayment thereof has been received by SCTSC from the Buyer.

                  "Reference Rate" is defined as the rate established from time to time by the Bank as its Reference Rate, as quoted at 11:00 a.m. New York time.

                  Notwithstanding the above, the Seller shall not be obligated to collect or pay any such penalties hereunder (except to the extent funds for such penalties are actually received by the Seller from the Buyer) for any portion of the Qualified Receivables deemed Uncollectible (as defined herein). A Qualified Receivable will be deemed "Uncollectible" if (i) it has been unpaid for more than 120 days after the due date stated on the Final Invoice, (ii) it has been written off by SCTSC as uncollectible or should have been written off in accordance with SCTSC's sole and absolute credit determination, (iii) the Buyer becomes a debtor in bankruptcy proceedings or is otherwise judicially determined to be insolvent, or (iv) the Buyer acknowledges in writing that it is insolvent or financially unable to pay such Qualified Receivable(s).

         E.       Mis-directed Payments

                  In the event of funds being forwarded in error by the Buyer directly to another account of the Seller rather than to the SCTSC Account, the Seller is deemed to hold these funds in trust for SCTSC and to immediately remit said payment to the SCTSC Account. The Seller will pay SCTSC a rate of interest equal to the Bank's applicable overnight Reference Rate plus the Applicable Margin, based on a 360 day year and paid on the actual number of days elapsed, for the period between receipt of payment by the Seller and the date such funds are received in full by SCTSC.

3.       Reduction of Maximum Commitment; Mandatory and Optional Prepayment.

         A. If the Seller is obligated to repurchase all or a portion of the Qualified Receivables prior to the Maturity Date in accordance with Section 3. B below, on the Mandatory Prepayment Date (as defined below), the Maximum Commitment shall automatically and permanently be reduced by an amount equal to the amount of such repurchase.

         B. If at any time any Designated Assets are sold in accordance with the Letter of Credit Agreement, the Seller shall, in accordance with the Intercreditor Agreement, cause all the proceeds of such sale (net of costs of sale) (the "Net Sale Proceeds") be paid to the Collateral Agent for deposit in the Debt Service Payment Account (as defined in the Intercreditor Agreement). Upon receipt, the

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                  Collateral Agent shall, on behalf of the Seller, make a
                  mandatory prepayment of the amounts owing by the Seller to SCTSC under this Agreement in accordance with the Intercreditor Agreement. The date of such mandatory prepayment shall be referred to as the "Mandatory Prepayment Date".

         C. The Seller may, from time to time on any Business Day occurring after the Effective Date, make a voluntary prepayment, in whole or in part, of the amounts owing by the Seller to SCTSC under this Agreement.

         D. With respect to any Qualified Receivables repurchased by the Seller from SCTSC pursuant to Sections 3.B and 3.C above, SCTSC agrees that it shall reasonably co-operate with the Seller in providing instructions to the Buyer to remit payment for the applicable amount of the Final Invoice for such Qualified Receivables directly to the Seller. Notwithstanding the above, SCTSC shall not have any responsibility to the Seller to collect any portion of such Qualified Receivables from the Buyer.

4.       Role and Responsibility of the Seller

         A.       Relationship of Parties

                  Neither the Seller nor SCTSC shall be deemed a partner, agent, representative or joint venturer of the other.

         B.       Covenants, Representations and Warranties of the Seller

                  The Seller agrees, represents, warrants with and to SCTSC both now and with each transaction contemplated hereunder that:

                  (i) it is a limited partnership duly organized under the laws of the state of Delaware, and has the full power, authority and legal right to incur and to perform its obligations under this Agreement;

                  (ii) it has taken all required action necessary to authorize the due execution and delivery by its duly appointed officers of this Agreement;

                  (iii) the officers executing this Agreement and any Appendix are duly authorized and empowered to execute said documents on behalf of the Seller;

                  (iv) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement;

                  (v) the execution, delivery and performance by the Seller of this Agreement does not contravene any law, regulation or contractual restriction binding on or affecting the Seller and that the Buyer is a party with which the Seller is permitted to transact business pursuant to all applicable laws, regulations and rulings of both the United States and its agencies and the

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                           State in which the Seller maintains its principal
                           place of business and, in particular, to the regulations of the U.S. Treasury Department's Office of Foreign Assets Control;

                  (vi) to the best of its knowledge there exist no material disputes or discrepancies outstanding between the Seller and the Buyer relating to prior transactions (except to the extent that the Seller advises SCTSC of such a dispute and SCTSC chooses in its sole discretion to waive such dispute or discrepancy solely for the purpose of purchasing a Qualified Receivable);

                  (vii) each of the Qualified Receivable(s) is a legal, binding and assignable by the Seller and is enforceable in accordance with is respective terms;

                  (viii) each of the Qualified Receivable(s) is or will be unaltered and genuine and the Seller has exclusive and unencumbered title to same;

                  (ix) except for liens in favor of the Collateral Agent as provided in the Intercreditor Agreement and the other Security Documents, each of the Qualified Receivable(s) will not have been sold, assigned, transferred or encumbered by a lien or security interest of any nature, directly or indirectly, prior to its acceptance by SCTSC;

                  (x) the Seller is not prohibited by any security, loan or other agreement from selling the Qualified Receivable(s) as contemplated herein and such sales do not conflict with any agreement binding on the Seller;

                  (xi) to the best of the Seller's knowledge, the Buyer has not asserted any claim, defense or right of offset to payment of the Qualified Receivable(s), nor does it have grounds to make such assertions; and promptly upon the Seller learning of any such claim, defense or right of offset, it will notify SCTSC thereof in writing;

                  (xii) each of the Invoices and title documents, such as transport documents, pipeline tickets, receipts or nominations, truck or marine bill(s) of lading, as may be required by SCTSC, is or will be unaltered and genuine and the Seller has exclusive and unencumbered title to same;

                  (xiii) the Seller agrees to compensate SCTSC for all costs, claims, losses and expenses (including, but not limited to legal fees) incurred or suffered by SCTSC as a result of any transaction or as a result of the Seller's breach of any representation or warranty contained herein or the Seller's failure to comply with any of the terms or conditions contained herein;

                  (xiv) the transactions under this Agreement are intended to be true sales; however, for precautionary purposes, SCTSC is granted hereby a security interest in and a right of set-off with respect to all Qualified Receivable(s) which have been purchased by SCTSC and in all contract rights and proceeds related thereto, all as security for payment and performance of all

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                           of the Seller's obligations to SCTSC, whether now
                           existing or hereafter arising, direct or indirect, due or to become due, matured or unmatured, or absolute or contingent. SCTSC may file such financing statements as it elects to perfect its security interest;

                  (xv) it will cooperate fully with SCTSC in taking any and all actions requested by SCTSC in collecting all amounts owed by the Buyer which the Seller is allowed to perform under its contract with the Buyer, including, and not limited to, delaying or not shipping future deliveries of Goods to the Buyer unless (and until) SCTSC has been paid in full;

                  (xvi) SCTSC shall have the right to request, and the Seller shall provide promptly, such information about the purchase, delivery and terminalling of the Goods as SCTSC may reasonably request and SCTSC may, upon reasonable advance notice, inspect the Goods and the Seller's records pertaining to the Goods;

                  (xvii) the guarantee issued in favor of the Seller by Koch Industries Inc. (the "Koch Guarantee"), which guarantees all obligations of the Buyer to the Seller is in full force and effect on the date of this Agreement and will continue to be in full force and effect as long as any amounts are due and owing to SCTSC with respect to any Qualified Receivable(s); no amendments to the Koch Guarantee are permitted without the prior written consent of SCTSC; and

                  (xviii) the Seller agrees to issue to the Buyer a Final Invoice within forty-nine (49) days after the issuance of the corresponding Pro-Forma Invoice, but not later than the eighteenth (18th) day of each month, and to provide SCTSC with a copy thereof on the same day as it is issued to the Buyer.

         C.       Indemnity

                  The Seller acknowledges that SCTSC shall have no liability for any product liability claim from the Seller, the Buyer or any other person relating to or arising out of the Goods, including but not limited to claims relating to the performance (or nonperformance) of the Seller, the quality of the Goods supplied, the contents of any shipments and/or any damage or loss (economic or physical) suffered by the Buyer or any other person arising out of the Goods supplied. The Seller agrees to bear the full risk of defects in or due to the nonconformity of the Goods. The Seller further agrees that it shall hold SCTSC harmless and indemnify SCTSC from any and all claims of the Buyer or any third party relating to any product liability and/or damage claim of any party or person arising from the non-performance of the Seller, from defects in the Goods or injury or loss arising from the Goods. The Seller further acknowledges that SCTSC shall be excused from performing any obligations hereunder which are prevented or delayed by any occurrence not within its effective control including, without limitation, destruction or damage to the Goods, strikes, floods, fire, accidents, Acts of God or any governmental orders or regulations.

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         D.       On each date on which any amounts fall due for payment from either SCTSC or the Seller under this Agreement for any transaction, the party required to make such payment shall effect such payment denominated in U.S. Dollars ("Dollars") by payment in Dollars and in immediately available funds (or such funds as may at the time be customary in the City of New York for settlement in the City of New York of banking transactions in Dollars) to such account in the United States of the other party as such party may designate to the other in writing; or, where such amount is denominated in any other currency, by payment in such other currency and in immediately available funds (or in such funds as may at the time be customary in the city of delivery of such funds for the settlement in such city of international banking transactions) to such account of the other party as shall be specified by it in the Transaction Confirmation.

         E. All payments hereunder by the Buyer or by the Seller to SCTSC shall be made free and clear of and without deduction for any set-off or counterclaim and without deduction for or on account of any present or future taxes including but not limited to duties, levies, sales or value added taxes and imposts now or hereafter imposed. If the Buyer is required by law to make any deduction or any withholding is required to be made, the Seller shall ensure that the relevant payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, SCTSC receives (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which would have been received and so retained had no such deduction or withholding been made.

5.       Event of Seller Default

         Each of the following events are herein defined as an "Event of Seller Default":

         A. any representation, warranty or statement made in writing by the Seller (or any of its officers, partners or members) in this Agreement or any certificate or document delivered under this Agreement shall have been incorrect or untrue in any respect when made or repeated; or

         B. the Seller shall fail to perform any covenant or agreement contained herein or any of its obligations under this Agreement or with respect to the Goods or the underlying contract pertaining thereto; or

         C. an "Event of Default" shall have occurred under and as defined in the Letter of Credit Agreement.

         The Seller shall immediately notify SCTSC in writing of the occurrence of an Event of Seller Default or any event that, with the passage of time or the giving of notice, will constitute an Event of Seller Default ("Default"). During the continuance of an Event of Seller Default, SCTSC shall have the right (in addition to any other right or remedy SCTSC may have at law, in equity or under this Agreement, subject to the Intercreditor Agreement) to demand that the Seller deliver immediately, at the request of SCTSC to it or to any third party nominated by SCTSC for collection by such party (which may be an affiliate of SCTSC), any Qualified Receivable(s) held by SCTSC under any transaction.

6.       Event of Buyer Default

         Each of the following events are herein defined as the "Event of Buyer Default":

         A. the filing of a petition in bankruptcy or for the appointment of a receiver by or against the Buyer or any similar event; or

         B. the Buyer's failure to pay within one Business Day after the Invoice Due Date for the full amount of the Final Invoice to SCTSC or to the Seller, as the case may be, by the Invoice Due Date or to discharge any of its other obligations with respect to the Goods or the underlying contract pertaining thereto for any reason whatsoever or for no reason, including any claim that the Goods are, in whole or in part, not suitable or not consistent with the underlying contract of sale.

         The Seller shall immediately notify SCTSC in writing of the occurrence of an Event of Buyer Default or any event that, with the passage of time or the giving of notice, will constitute an Event of Buyer Default. If the Buyer's bankruptcy or failure to pay is due to any of the causes listed in Section 9 of this Agreement, SCTSC shall have the same limited recourse rights against the Seller as are described in
         Section 9 below.

7.       Conditions Precedent to Effectiveness of Agreement

         As a condition precedent to the effectiveness of this Agreement, the Seller shall have caused to be delivered to SCTSC, in form and substance satisfactory to SCTSC, (a) a counterpart of this Agreement executed by the parties hereto, (b) a copy of resolutions of the Board of Directors or other authorizing documents of the Seller, in form and substance satisfactory to SCTSC, approving the execution and performance of the Agreement, certified by the Secretary or other appropriate officer of the Seller, (c) an incumbency certificate executed by the Secretary or other appropriate officer of the Seller certifying the names and signatures of the officers of the Seller authorized to execute and act under this Agreement, (d) a duly executed Blocked Account Agreement between the Seller, SCTSC and the Bank, (e) a copy of the Koch Guarantee and the Oil Supply Contract (referred to in Section 9 below), and (f) a copy of the underlying contract pertaining to the sale of Goods from the Seller to the Buyer, if any until the date immediate prior to the Initial Maturity Date. In addition, the Seller shall have paid to SCTSC, on or prior to the date hereof, (x) any accrued and unpaid facility fee owing to SCTSC under Section 6 of the Prior Agreement and (y) the extension fee referred to in Section 2.A. The date on which all of the above conditions precedent have been satisfied, in each case on or prior to March 31, 2003, shall be the "Effective Date".

8.       Term of the Agreement

         A.       This Agreement shall terminate:

                  (i) At the sole discretion of the Seller, immediately upon written notice given by the Seller to SCTSC;

                  (ii) Upon the earliest to occur of (x) an Event of Seller Default, at SCTSC's election, (y) an Event of Buyer Default, at SCTSC's election, and (z) the Initial Maturity Date, unless extended pursuant to Section 8.C below (the "Maturity Date"); or

                  (iii) Upon payment in full in cash by the Seller of all of the obligations owing to SCTSC hereunder.

                  The date that this Agreement terminates shall be referred to as the "Termination Date".

         B. Notwithstanding anything else contained herein, the termination of this Agreement shall not affect the rights or obligations of either party hereto with respect to any Qualified Receivable(s) purchased prior to the effective date of termination, unless SCTSC has not purchased the Qualified Receivable(s) from the Seller, in which case SCTSC may treat the purchase of said Qualified Receivable(s) as rescinded without further obligation or liability of SCTSC.

         C. On any date which is four Business Days prior to the Initial Maturity Date, at the option of the Seller and upon written notice to SCTSC, the Seller may extend the Maturity Date from the Initial Maturity Date until a date no later than the earlier of (a) twelve (12) calendar months after the Initial Maturity Date and (b) August 30, 2004, upon payment to SCTSC of a non-refundable extension fee in an amount equal to one percent (1.0%) multiplied by the Maximum Commitment as of the Initial Maturity Date.

9.       SCTSC Remedies

         The sale of the Qualified Receivable(s) herein is with limited recourse to the Seller. This right of limited recourse shall apply in the event of:

                  a) rejection of documents presented to the Buyer and/or assertion by the Buyer of any commercial disputes concerning quantity, quality, specifications, suitability/merchantability or performance of the Goods, or the institution of any litigation, counterclaims, set-offs or write-offs, or

                  b) assertion by the Buyer that the Pro-Forma Invoice, the Final Invoice and/or the Crude Oil Supply and Terminalling Agreement dated December 1, 1998 (as same may have been amended) (the "Oil Supply Contract") between the Seller and the Buyer that relates to a Qualified Receivable(s) was not adhered to, or

                  c) the occurrence of any of the events or circumstances listed in Article 8 of the Oil Supply Contract or the termination or material amendment or modification to that Contract, or

                  d) any one of the covenants, representations or warranties made by the Seller in this Agreement proving to have been incorrect in any material respect, or

                  e) the Goods under any Qualified Receivable shall have been lost, destroyed or subjected to an event which could create an insurance claim of any nature, or

                  f) if the Seller fails to issue to the Buyer (or the Buyer claims non-receipt of) a Final Invoice within forty-nine (49) days from the date of the Pro-Forma Invoice.

         Upon the occurrence of any of the foregoing circumstances or in the event of non-acceptance of the Goods by the Buyer for any reason (or for no reason), the Seller shall, upon demand, immediately return to SCTSC any monies received from SCTSC relating to said transaction, together with interest calculated at the Bank's Reference Rate in effect from time to time plus the Applicable Margin, from the date of SCTSC's payment to the Seller to the date of SCTSC's receipt of full payment. SCTSC shall, upon receipt of payment in full from the Seller, assign all of its rights, title and interest in the Goods and/or assign any evidence of debt from the Buyer relating to said transaction to the Seller and shall have no further liability or obligation with respect to the transaction. The Seller shall be fully liable for any claims, costs, fines, levies, duties, interests, fees and/or penalties arising out of the Buyer's failure to accept the Goods, provided, however, that the Seller shall reimburse SCTSC for any reasonable costs and fees SCTSC may incur relating to the Buyer's non-acceptance of the Goods and/or fees and costs incurred in attempting to seek payment from the Buyer.

10.      Miscellaneous

         A.       Notices

                  All notices, requests, reports, information or demands shall be effective when given or made through telex or telefax, two days after deposit in the mails, or upon hand delivery, at the following addresses (or at such other addresses as either party may notify to the other in writing):

                      To the Seller:
                           Name:       EOTT Energy Operating Limited Partnership
                           Address:    P.O. Box 4666
                                       Houston, Texas 77210-4666
                           Telefax:    (713) 993-5841

                      To SCTSC:
                           Name:       Standard Chartered Trade Services
                                       Corporation
                           Address:    One Madison Avenue
                                       New York, New York 10010-3603
                           Attention:  Allan Matamis, Assistant Vice President
                           Telefax:    (212) 667-0789

         B.       Continuous Conditions

         SCTSC's obligations shall be subject at all times to appropriate and satisfactory credit support documentation relating to the Buyer being provided to SCTSC. The Seller agrees that it is familiar with the Buyer and that Goods provided to the Buyer by the Seller shall continue to meet all requirements of the Buyer.

         C.       Further Assurances

                  Each party hereto represents and warrants that (i) it has the capacity and has taken all necessary action (corporate and otherwise) to enable it to enter into and perform its obligations under this Agreement; (ii) upon execution of this Agreement by or on behalf of such party, this Agreement constitutes a legal, valid and binding obligation of such party; and (iii) execution and delivery by such party of this Agreement and the consummation of each transaction herein contemplated by such party is binding upon such party. In addition, the Seller represents and warrants that none of the Qualified Receivable(s) which are the subject of any transaction hereunder will be, at the time of such transaction or thereafter, subject to any lien or security interest held by any third party (other than SCTSC), including, but not limited to, any security filing under the Uniform Commercial Code or any similar filing and that the Seller is the sole and beneficial owner of all Qualified Receivable(s), except for liens in favor of the Collateral Agent as provided in the Intercreditor Agreement and the other Security Documents.

         D.       Integration

                  This Agreement shall supersede any prior agreements or understandings between the parties as to the subject matter hereof. The parties may from time to time elect by mutual agreement to enter into transactions on terms different from those contained herein, provided, that any such agreement shall be evidenced by a writing signed by both parties.

         E.       Waivers and Amendments

                  Any waiver of any right hereunder shall be in writing and shall be effective when signed by the party granting the waiver. No amendment of any provision of this Agreement shall be effective unless it is in writing and is signed by the Seller and SCTSC. No such amendment shall take effect during the pendency of the Case absent the entry of an order authorizing such amendment.

         F.       Taxes

                  All payments relating to the transactions contemplated by this Agreement shall be made free and clear of and without deduction or withholding for any present or future taxes, levies, imposts or duties imposed by any governmental authority in any jurisdiction or by any political subdivision or taxing authority thereof or therein. If any such taxes, levies, imposts or duties are required to be withheld from any payments made hereunder, the amounts so payable shall be increased to the extent necessary to yield to SCTSC (after deduction of all such taxes, levies, imposts or duties) interest or any such other amounts as specified herein.

         G.       Assignment and Delegation

                  The Seller may not, without the consent of SCTSC, assign or delegate any of its respective rights or obligations under this Agreement. Provided that no Default or

                  Event of Seller Default shall have occurred and be continuing, so long as the aggregate credit exposure of Standard Chartered and SCTSC under the Credit Agreement and the Purchase Agreements is reduced to $200,000,000 or less, SCTSC (and its assigns) may, with the consent of the Seller (which consent shall not be unreasonably withheld or delayed), assign any or all of its rights and obligations under this Agreement to any Eligible Assignee. Otherwise, upon consultation with EOTT OLP, SCTSC (and its assigns) may assign any or all of its rights and obligations under this Agreement to any Eligible Assignee. As used herein, "Eligible Assignee" shall mean any commercial bank, savings and loan association, savings bank, finance company, insurance company, pension fund, mutual fund investment company, investment fund, financial institution, or other institutional lender (whether a corporation, partnership or other entity) acceptable to SCTSC.

                  The parties hereto agree that this Agreement shall inure to the benefit of any successor to such parties.

         H.       Agreement not Exclusive

                  The rights to indemnification and recourse to the Seller provided to SCTSC under this Agreement shall be independent of, and neither subject to nor in derogation of, any other rights to which SCTSC may be entitled, including, without limitation, any such rights which may be assertable under the General Corporation Law of New York.

         I.       Severability

                  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, which shall remain in full force and effect, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         J.       Disclaimer of Warranty

                  SCTSC does not make and shall not be deemed to have made any representation or warranty of any kind in favor of the Buyer or any other person, including without limitation: any representation concerning the title of SCTSC to the Goods; any representation that SCTSC is a manufacturer, merchant or dealer in goods; any representation or warranty, express or implied, as to the merchantability, compliance with specifications, design, operation, freedom from patent or trademark infringement, absence of latent defects or fitness for use of the Goods, or any other representations, express or implied, with respect to the Goods. SCTSC shall not be liable for any consequential damages.

         K.       Governing Law and Jurisdiction

                  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK. THE SELLER HEREBY

                  IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF NEW YORK STATE OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, WHETHER TRIAL OR APPELLATE, IN ANY ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, AND THE SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT AND CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY OBJECTION OR CLAIM THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME. THE SELLER HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT IN THE COURTS OF ANY JURISDICTION. THE SELLER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR THE ACTIONS OF SCTSC IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         L.       Amendment and Restatement

                  This Agreement amends and restates the Prior Agreement in its entirety, and nothing in this Agreement shall be deemed to constitute a novation of the Prior Agreement.

IN WITNESS WHEREOF, the Seller, SCTSC and the Collateral Agent have each caused this Agreement to be executed by a duly authorized officer(s) as of the date first written above.

EOTT ENERGY OPERATING LIMITED
PARTNERSHIP

By:      EOTT ENERGY GENERAL PARTNER, L.L.C., its General Partner

By:      ________________________________________
Name:  H. Keith Kaelber
Title: Executive Vice President and Chief Financial Officer

STANDARD CHARTERED TRADE
SERVICES CORPORATION

By:      ________________________________________
Name:    ________________________________________
Title:   ________________________________________

By:      ________________________________________
Name:    ________________________________________
Title:   ________________________________________

STANDARD CHARTERED BANK, as Collateral Agent

By:      ________________________________________
Name:    Neil McCauley
Title:   Senior Vice President

APPENDIX "A"

SELLER'S LETTERHEAD

Date: [Month day, 200_]

Standard Chartered Trade Services Corporation
One Madison Avenue
New York, New York 10010-3603

Reference: Qualified Buyer

Ladies and Gentlemen:

The following entity shall be deemed a Buyer under the terms of the Second Amended and Restated Receivables Purchase Agreement among ourselves and Standard Chartered Bank, as collateral agent, dated as of February 11, 2003 (the "Agreement"), subject to your approval as evidenced by your signature below.

BUYER                         ADDRESS       TYPE OF GOODS      CREDIT TERMS
1.       Koch Supply                        Crude Oil          Industry Norm
         and Trading L.P.                                      (The 20th day of
                                                               each month)

The Buyer is hereby authorized and will be instructed by us both in our Pro-Forma Invoice and in our Final Invoice and prior thereto by means of the Notice of Assignment mailed by us to the Buyer in the form of Appendix "B" to our Agreement to make payment directly to you or your designee (upon receipt of written notice from you to do so) of all Qualified Receivable(s) (as defined in the Agreement) and any such payment, to the extent thereof, shall satisfy such Buyer's obligations to us.

This list will remain in effect until it is replaced or modified in accordance with the terms of the Agreement.

Very truly yours,
EOTT Energy Operating Limited
Partnership

By:      EOTT ENERGY GENERAL PARTNER, L.L.C., its General Partner

By: ____________________________

Name:  H. Keith Kaelber
Title: Executive Vice President and Chief Financial Officer

READ, AGREED TO AND ACCEPTED ON _________:

STANDARD CHARTERED TRADE SERVICES              STANDARD CHARTERED TRADE SERVICES
CORPORATION                                    CORPORATION

By: ______________________________             By: _____________________________

Name: ____________________________             Name: ___________________________

Title: ___________________________             Title: __________________________

APPENDIX "B"

NOTICE OF ASSIGNMENT

For those pro-forma and final invoices of EOTT Energy Operating Limited Partnership ("the Seller") covering sales of crude oil ("Goods") to Koch Supply and Trading L.P. ("Buyer") accepted by, sold and assigned to Standard Chartered Trade Services Corporation ("SCTSC"), or its successors, the Seller shall maintain all existing responsibilities including, but not limited to, negotiating all prices and terms with the Buyer, arranging shipment of the Goods and all product responsibility and liability. The Seller hereby sells and assigns to SCTSC all of the Seller's rights, title and interest in, to and under the above mentioned invoices; provided, however, that SCTSC does not hereby assume any obligations, duties or liabilities whatsoever of the Seller under the invoices.

Each of the Seller's pro-forma and final invoices to the Buyer shall contain the following statement:

                  "THIS INVOICE HAS BEEN SOLD AND ASSIGNED FOR THE PURPOSE OF COLLECTION TO STANDARD CHARTERED TRADE SERVICES CORPORATION OR ITS SUCCESSORS (THE "ASSIGNEE"). ALL PAYMENTS HEREUNDER SHALL BE MADE TO THE ASSIGNEE BY REMITTING FUNDS, BY WIRE TRANSFER, TO STANDARD CHARTERED BANK, NEW YORK BRANCH, ABA NO. 026002561, FOR CREDIT TO A/C #3582-058757-001 OF EOTT ENERGY
                  OPERATING LIMITED PARTNERSHIP, TO THE ATTENTION OF MR. ALLAN MATAMIS. THE ACCOUNT EVIDENCED BY THIS INVOICE WILL ONLY BE SATISFIED BY PAYMENT TO THE ASSIGNEE AS INDICATED IN THE PRECEDING SENTENCE."

Agreed and accepted this [day] day of [Month], 200_.

EOTT ENERGY OPERATING LIMITED PARTNERSHIP

By: EOTT ENERGY GENERAL PARTNER, L.L.C., its general partner

By: ____________________________

Name:  H. Keith Kaelber
Title: Executive Vice President and Chief Financial Officer

STANDARD CHARTERED TRADE SERVICES              STANDARD CHARTERED TRADE SERVICES
CORPORATION                                    CORPORATION

By: ______________________________             By: _____________________________
Name: ____________________________             Name: ___________________________

Title: ___________________________             Title: __________________________

APPENDIX "C-1"

Seller's Letterhead

Date: [Month day, 200_]

Standard Chartered Trade Services Corporation
One Madison Avenue
New York, New York 10010-3603

Reference: Transaction Confirmation of Qualified Receivable(s)

Dear Sirs:

We hereby inform you of our desire to sell new Qualified Receivable(s) to you, as described in Section 1.B of the Second Amended and Restated Receivables Purchase Agreement, dated as of February 11, 2003, among EOTT Energy Operating Limited Partnership, Standard Chartered Trade Services Corporation ("SCTSC") and Standard Chartered Bank, as collateral agent ("Collateral Agent"), as follows:

         Qualified Receivable(s) totaling:           US$_________________

EOTT Energy Operating Limited Partnership has caused copies of the invoices to the Buyer and the relevant title documents, as may be required by SCTSC, as evidenced by transport documents, pipeline tickets, receipts and/or nominations, truck bill(s) of lading, marine bill(s) of lading or any other title document as may be acceptable to SCTSC, to be attached hereto, which contain all the information required by SCTSC, including a description of the Goods, their quantity, type, value and other relevant terms and conditions.

Kindly remit funds, by wire transfer, to Standard Chartered Bank, New York Branch, ABA #026002561, Attn: Mr. Allan Matamis, for credit to A/C #3582-058757-001 of EOTT Energy Operating Limited Partnership.

Please indicate your acceptance by signing below.

Very truly yours,
EOTT Energy Operating Limited
Partnership

By:      EOTT ENERGY GENERAL PARTNER, L.L.C., its General Partner

By: ____________________________

Name: H. Keith Kaelber
Title: Executive Vice President and Chief Financial Officer

READ, AGREED TO AND ACCEPTED ON _____:

STANDARD CHARTERED TRADE SERVICES              STANDARD CHARTERED TRADE SERVICES
CORPORATION                                    CORPORATION

By: ______________________________             By: _____________________________

Name: ____________________________             Name: ___________________________

Title: ___________________________             Title: __________________________